Exhibit 10.65

Master Registrar Services Agreement

This Agreement is entered into on the day of March 15th, 2011 (hereinafter referred to as the “Effective Date”) by and between:

Key-Systems GmbH, Im Oberen Werk 1, 66386 St. Ingbert, Germany as service provider (hereinafter also referred to as “KS“) represented by  Alexander Siffrin,

and

Dot VN Inc, located at 9449 Balboa Ave., Suite 114, San Diego, CA 92123, USA (hereinafter referred to as “Master Registrar”) represented by its duly appointed President, Mr Lee P. Johnson both parties together also referred to as “parties”, “both parties” or “the parties” and sets forth the services provided under this agreement and the terms and conditions of the use of registry services offered by KS. In addition to the terms and conditions set forth herein, the general terms and conditions of KS apply unless contradicted or superseded by the terms of this Agreement. Master Registrars Terms and Conditions are only accepted if KS has provided consent in written form.

WHEREAS,  KS  is  a  technical  back-end  operator  capable  of  providing  domain  name registration and management services to individuals and corporate customers, as well as registry solutions to ccTLD and gTLD operators, with extensive and long-term experience in the domain industry. KS has developed and  maintains the RRPproxy interface, an automated solution for domain name management and registry operation.

WHEREAS,  HI-TEK  Multimedia,  Inc.,  a  wholly  owned  subsidiary  of  Master  Registrar (“HTMI”), has been appointed by the registry for exclusive management of the IDN .VN Top Level Domain (“the TLD”)  under an exclusive agreement with the Vietnam Internet Network Information Center (“VNNIC”), the Vietnamese registry, to administer the .IDN VN internet domain registry as well as to market the IDN .VN suffix world-wide.

WHEREAS, Master Registrar and HTMI intents to use the services of KS in form of a license to use the RRPproxy for the technical operation of the TLD and the management of accounts for IDN .VN accredited  registrars and registrants. This function, as defined below, shall be referenced as “KSregistry” for the purposes of this agreement.

NOW THEREFORE, the parties confirm to have understood the terms and conditions set forth in this Agreement and agree to be bound by them:

1.Basic Agreements
This agreement and the general terms and conditions of KS are the basis for the license to use the KSregistry service. KSregistry is provided to Master Registrar under the terms of this agreement. This  agreement supersedes all previous oral and written agreements between the parties on this subject matter excluding the previously signed Non-Disclosure Agreement which shall remain in full effect.

2.Obligations and rights of  KS
a) KS will set up the KSregistry service to the satisfaction of Master Registrar's technical requirements according to the service description attached to this agreement as Exhibit A. KS will import the existing databases of domain names and customer/registrar accounts as provided by Master Registrar from within the current domain management system into the KSregistry. Customer shall be able to provide registration and management services and manage existing registrar and registrant accounts in the KSregistry interface.

b) KS will enable access to Master Registrar for maintenance and administration of all domain names registered through the KSregistry service.

c) KS will use all due care and attention to ensure that the KSregistry system and its processes are in compliance with the terms and conditions, standards, regulations, policies, procedures and practices laid down by the Master Registrar and as described in Exhibit A to this agreement.

d) Upon receipt of an order to comply with requests of law enforcement agencies or a court order KS shall immediately inform the Master Registrar. Further, KS shall act in accordance with the directions of the Master Registrar and/or VNNIC the registry. Should Master Registrar fail to respond to KS to information forwarded and to undertake to resolve the situation directly within 5 business days, KS shall be authorized to redirect or deactivate a domain name in compliance with such orders. KS agrees to use all reasonable efforts to avoid having to take any such action and to use the least invasive action possible in each case. The Master Registrar agrees that KS shall not be held  liable for loss or damages that may result from any of the above and shall indemnify KS accordingly.

e) Key-System shall update the KSregistry in regular intervals to ensure the continued interoperability with best Master Registrar practices and to improve the performance of the system. KS shall have the right to perform regular maintenance on the system upon prior announcement.

f) KS is permitted to act as registrar and reseller of IDN .VN domain names according to the terms of Master Registrar as published on the website of Master Registrar. KS and Master Registrar shall conclude a separate registry-registrar agreement for this purpose, the terms of which shall at no time be  worse than the most favorable terms offered by Master Registrar to any other customer, regardless of  registration volumes or customer location. KS shall bind its resellers and all registrants registering IDN .VN domain names directly through Key-Systems to the registration terms of the Master Registrar.

3.Obligations and rights of the Master Registrar
a) Master Registrar is responsible for maintaining the delegation of the IDN .VN TLD. The customer must comply with all legal requirements with respect to the provision of Master Registrar services under the delegated TLD.

b) Master Registrar shall manage its customer connections through the KSregistry system exclusively and  provide technical assistance to its customers. Master Registrar remains the only contract partner of its customers with all rights and obligations thereof. KS shall not be considered party to the customers' agreements any third party.

c) Master Registrar remains the sole and only owner of the registry database. Master Registrar hereby  grants a license to KS for the express purpose of processing domain name related requests, specifically:
(i) registrations;
(ii) renewals;

(iii) DNS changes;
(iv) redirects;
(v) trades/transfer; and
(vi) restores.

d) Master Registrar shall make all technical provisions to allow KS to assume the technical administration of  the TLD as required for the performance of this agreement. Customer shall not modify any such information or requirements without first consulting with KS.

e) Master Registrar shall provide to KS all forms, graphics and documents required for the provisioning of the customer and registrar interface.

f) Master Registrar shall be responsible for providing all customer service, billing support and technical support to their resellers and customers as well as the handling of abuse and copyright complaints. KS will offer no such report and direct any requests received to the customer.

g) Master Registrar shall include appropriate language in their agreements to exclude all liability of KS to Master Registrar's resellers or customers. Master Registrar shall further make sure its customers agree to  the collection, handling and of registrant data for the purpose of the fulfillment of this agreement.

h) Master Registrar agrees to provide and maintain current and accurate contact information to KS to ensure KS can contact Master Registrar at all times, including an emergency contact number. Master Registrar authorizes KS to contact registrants or registrars of Master Registrar directly in case Master Registrar is unavailable for contact within 72 hours, should circumstances require such action to prevent any harm or liability.

i) Master Registrar may request modifications and/or adaptions of the KSregistry system. KS shall  endeavor implement such requested changes in a timely fashion according to Master Registrar requests. Any such modification not detailed in Exhibit A will be subject to the payment of service fees which shall be based on the amount of work required and the resources needed for the completion of the implementation.

4.Service Levels
The service levels for the KSregistry service shall agreed upon in a separate agreement, which shall upon conclusion be attached to this agreement as Exhibit C.

5.Fees and compensation
The fee structures and consideration for the services provided by KS under this agreement are detailed in Exhibit B to this agreement. Master Registrar will pay all invoices within 30 days of invoice.

KS reserves the right to change fee based on the mean annual inflation level of Germany at each annuity  of the effective date of this agreement by providing a 90 day advance notice to Master Registrar via email. No such price increase shall be performed during the initial term.

6.Licensing and Ownership
a) KS provides Master Registrar with the limited license to use the KSregistry service for the technical operation of the TLD and the management and registration of domain names during the term of this agreement. No further license is granted or implied. Each party shall continue to independently own its own intellectual property. Master Registrar agrees to assign all rights, title and interest in and to all modifications, enhancements and customizations to the KSregistry system acquired or developed during the performance of the service to KS. Master Registrar agrees that nothing in this agreement will be deemed to prohibit or limit the use of any concepts, ideas, methods, skills, experience or knowledge that are used or developed in the performance of the KSregistry service. No part of this agreement shall be considered as to allow the Master Registrar to sub- license, assign or transfer any rights and obligations under this agreement to any third party without the express written consent of KS.

b) KS warrants and represents that the use of the KSregistry System by Master Registrar in accordance with this Agreement will not infringe upon the any right of any third party. Further KS warrants and represents that;

i)                       All intellectual property that KS uses and provides to DOT VN does not infringe any patent, trademark, trade name, copyright or title.

ii)                      KS has taken all reasonable steps to secure such licenses and/or patents, trademarks, trade name or copyright related to the technology, software or processes associated with the operation of KSregistry System.

iii)                     KS shall grant and assign  to  DOT VN  the benefit of all warranties and representations  made for KS’ benefit by any third party if DOT VN has a cause of action against such third party or  requires such grant or assignment to defend itself against a lawsuit.

iv)                     That there are no liens, encumbrances and/or obligations in connection with the technology  or processes KSregistry system is based or any of the intellectual property of KS other than such liens, encumbrances and/or obligations specifically set forth herein or that will not have a materially adverse effect on the consummation of the transactions contemplated hereby.

v)                     The WHOIS database and all data related to the IDN registration is the sole and exclusive property of DOT VN and VNNIC.

7.Observance of Third-Party policies
Master Registrar confirms that it is bound by separate agreements Third Parties, such as VNNIC, the  appointing governmental agency and/or with the defining community of the TLD  which  may have  additional  policies, terms  and  conditions  and/or  regulations  for maintaining the delegation of the TLD. Master Registrar agrees to observe all policies and confirms to be solely responsible for the maintenance of their delegation and observation of the relevant policies. Master Registrar shall inform KS of all such  policies, terms or regulations which involve the technical operation of the TLD or the services provided by KS and of any updates thereof. All obligations of Master Registrar under the above- mentioned  agreements shall remain obligations and sole responsibilities of the Master Registrar. KS shall not assume any responsibility or liability for any failures of the Master Registrar to ensure compliance with these agreements.

8.Indemnification
Master Registrar agrees to hold harmless, indemnify and defend KS (including its officers, shareholders, directors, employees, affiliates and subcontractors) from any and all third party claims, actions or demands, including reasonable legal fees and expenses, arising from or resulting from its use of the service, any action of KS permitted under this agreement, the registration and/or failure to register and/or use of any domain name in the name of a customer, breach of this agreement by Master Registrar and disputes involving third-party IP rights. This indemnification shall survive the termination of this agreement and shall not be limited in any way, including all costs, damages and expenses.

KS agrees to hold harmless, indemnify and defend Master Registrar (including its officers, shareholders, directors, employees, affiliates and subcontractors) from any and all third party claims, actions or demands, including reasonable legal fees and expenses, arising from or resulting from any action of KS in breach of this agreement due to the gross negligence or intentional malfeasance of KS, its officers, shareholders, directors, employees, affiliates and subcontractors. This indemnification shall survive the termination of this agreement and shall not be limited in any way, including all costs, damages and expenses.

9.Warranties
KS and Master Registrar warrant that they each have the requisite power and authority to execute, deliver and perform their obligations under this agreement.

KS warrants that it will perform the service in a professional manner, consistent with the level of care  and skill exercised by other professionals in the performance of similar services. As single and sole  remedy for this warranty, Master Registrar may demand in writing within 30 days of the delivery of the  service that KS will use all commercially reasonable efforts to correct any defects in the service within reasonable time that violate industry standards.

10.Exclusion of further Warranties
SERVICES UNDER THIS AGREEMENT ARE PROVIDED “AS IS” AND “AS AVAILABLE” WITHOUT ANY WARRANTY OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. REGISTRY ASSURES THAT IT WILL ONLY USE THE SERVICE FOR LEGAL PURPOSES AND WILL TAKE APPROPRIATE ACTION AGAINST OBSERVED ILLEGAL USE BY ITS CUSTOMERS. REGISTRY AGREES THAT HE SHALL NOT HOLD KS RESPONSIBLE FOR ANY SUSPENSION, LOSS, USE, MODIFICATION, UNAVAILABILITY, ACCESS DELAYS OR ACCESS INTERRUPTIONS, FAILURE TO REGISTER OR TRANSFER A REQUESTED DOMAIN OR OTHER EVENTS OUTSIDE KS'S REASONABLE CONTROL REGARDING KSREGISTRY SERVICE, OR THE MISUSE OF THE CUSTOMER'S ACCESS TO THE SYSTEM. KS MAKES NO REPRESENTATION NOR DOES KS WARRANT THE PERFORMANCE OF ANY THIRD PARTY PRODUCTS, SERVICES AND/OR PERFORMANCE.

11.Limitation of Liability and Force Majeure
KS AS WELL AS ITS EMPLOYEES, AGENTS AND OFFICERS SHALL NOT BE LIABLE FOR ANY  INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING LOST PROFITS OR REVENUE, WHETHER THESE DAMAGES ARISE IN CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE BEYOND THE TOTAL AMOUNT PAID BY THE REGISTRY FOR THE SPECIFIC SERVICE GIVING RISE TO THE CLAIM DURING the 12 MONTHS PRECEDING THE CLAIM, EVEN IF KS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

KS CANNOT BE HELD LIABLE OR DEEMED IN BREECH FOR ANY SERVICE DOWNTIMES OR DELAYS DUE TO FORCE MAJEURE SUCH AS DIRECT OR INDIRECT RESULTS OF WARS, RIOTS, ACCIDENTS, FIRE, EARTHQUAKES, FLOODS, CIVIL OR MILITARY AUTHORITY ACTIONS, STRIKES OR OTHER CAUSES BEYOND THE REASONABLE CONTROL OF KS. KS IS NOT LIABLE FOR ANY ERRORS OR OMISSIONS OR OTHER ACTIONS BY REGISTRY, REGISTRARS OR REGISTRANTS RELATED TO DOMAIN NAME REGISTRATIONS, TRANSFERS OR RENEWALS. KS SHALL NOT BE LIABLE TO ANY THIRD PARTY FOR ERRORS, MISHANDLINGS, DAMAGES OR OMISSIONS CAUSED BY REGISTRY, REGISTRANTS OR RESELLERS , OR ANY PERFORMANCE ISSUES: (I) CAUSED BY FACTORS OUTSIDE KS'S REASONABLE CONTROL, OR (II) THAT RESULTED FROM CUSTOMER'S OR THIRD PARTY EQUIPMENT OUTSIDE THE REASONABLE CONTROL OF KS. IN STATES THAT DO NOT ALLOW THE EXCLUSION OR LIMITATION OF SUCH CLAIMS, THE LIABILITY IS LIMITED TO THE MAXIMUM EXTENT PERMITTED UNDER THE LAW.

12.Waivers
No failure on the part of any party to exercise or delay to exercise any power, right or remedy under this  agreement shall be considered a waiver of any such power, right or remedy. Neither shall any exercise of any such power, right or remedy preclude any other or further exercise.

No party is deemed to have waived any claim, provision, obligation, power, right or remedy arising out of this agreement, unless such a waiver has been set forth in writing and is duly executed and delivered by said party.

A waiver of any provision shall not constitute a waiver of any other provision, or constitute a continuing waiver, unless expressly stated in such a duly executed and delivered waiver.

13.Term and Termination
The term of this agreement shall commence on the date of the execution of this Agreement by both parties and continue in full force and effect for an initial term of5 years. The agreement shall be automatically renewed for 12 month terms thereafter. Both parties may terminate the agreement in writing with a notice period of at least six (6) months prior to the end of the current term.
In case of business failure either party, including, but not limited to the opening of bankruptcy or liquidation procedures, cessation of business in the ordinary course; failure to respond to any urgent inquiries from the other party within fifteen days, willful violation of legal requirements or policies, the use of the Service for unlawful purposes or materially breaching the terms of this agreement and failing to cure said breach within 60 days, the other party may provide the first party with notice of intent to terminate this agreement or to suspend its services hereunder. Unless said failure is cured within 30 days of such notice, the other party may at its own discretion elect to terminate this agreement with immediate effect or suspend its services hereunder.

14.Effects of Termination
a) Termination does not relieve Master Registrar from any of its obligations towards KS accrued before the effective termination date. Master Registrar shall remain responsible for all payments for services performed under this agreement through the date of termination.

b) KS will suspend the KSregistry service provided to Master Registrar on the effective date of the termination. Master Registrar will ensure the continued operation of the TLD at that time. Following the termination of this agreement, no further services will be processed by KS unless such service was requested before the termination date. KS will assist Master Registrar in the migration of the registry database to a new technical provider prior to the effective date of the termination.

c) All appendices, modifications and exhibits to this agreement shall be considered to be terminated as well unless said appendices include other provisions.

d) In case special assistance of KS shall be required to support the termination of the agreement beyond the provision of a complete domain and customer database to Master Registrar, KS may charge a  special fee for any technical support requested by Master Registrar based on the amount of work required, as detailed in Exhibit B.

e) This  section  and  section  16  (Confidentiality)  shall  survive  the  termination  of  this agreement.

15.Modification
The  parties  may  agree  to  modify  the  terms  of  this  agreement  and  its  exhibits  and appendices. Such modifications are not valid unless in writing and signed by both parties.

16.Confidentiality
Both Parties acknowledge and agree that any Master Registrar information and KS information (collectively the “Information”) is confidential and proprietary. The Parties agree not to use the Information during the term of this Agreement for any purpose other than as permitted or required for the performance by each Party hereunder. The Parties further agree not to disclose or provide any such Information to any third party and to take all necessary measures to prevent any such disclosure by its employees, agents, contractors, or consultants. Nothing contained herein shall prevent either Party from using, disclosing or authorizing the disclosure of any Information which (i) was in the public domain at the time it was disclosed or has entered the public domain through no fault of the receiving party; (ii) was independently developed by the receiving party without any use of the Information; or (iii) became known to the receiving party, without restriction, from a source other than the disclosing party, without breach of this Agreement by the receiving party and otherwise not in violation of the disclosing party's rights. In addition, the receiving party may disclose the other party’s Information as required under applicable law or regulation, including rules of any applicable securities exchange, or pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided, however, that the receiving party will provide prompt prior notice of such disclosure to the disclosing party to enable the disclosing party to seek a protective order or otherwise restrict such disclosure.

17.Severability
If any provision of these terms and conditions shall be found to be unenforceable and/or invalid, such unenforceability and/or invalidity shall not render this agreement as a whole unenforceable or invalid. Any provision determined to be unenforceable or invalid shall be replaced  by  provisions  which  are  valid  and  enforceable  and  closest  to  the  original objectives and intents of the original provisions in an economic and legal sense that would have been agreed upon by the parties, had they known of the invalidity at the time of the agreement. Failure by either party to enforce any provision of this Agreement shall not be deemed a waiver for future enforcement of said provision.

18.Jurisdiction and governing law
This agreement, including all rights and obligations arising from and all actions complemented by this agreement shall be governed by the laws of Germany. The agreement shall be deemed wholly entered into and performed in the offices of KS in St. Ingbert. The exclusive venue and jurisdiction for any claims or disputes arising from this Agreement or the services provided hereunder are agreed upon in the local and district courts of St. Ingbert or their superior courts.

19.Further terms
This agreement, the RSP agreement and the terms and conditions of KS including all appendices, documentation and all terms and conditions referred to in these agreements shall be the complete  agreement between the parties for the use of the services. All notices between the parties as well as  amendments, modifications or changes shall be only valid in writing and sent by mail or fax.

/s/ Alexander Siffrin
KEY-SYSTEMS GmbH	DOT VN, INC.
Alexander Siffrin
Print Name: Alexander Siffrin	Print Name: Lee Johnson
/s/ Lee Johnson
CEO, Key-Systems GmbH	President, Dot VN, Inc.
3/16/11	3/16/2011
Date	Date

Exhibit A to Master Registrar Service Agreement:

Service description

Described in Key-Systems KSregistry solution Version 1.0,

Exhibit B to Master  Registrar Service Agreement:

Payment terms and Fee structure:

Described in Key-Systems KSregistry solution Version 1.0,

Exhibit C to Master Registrar Service Agreement:

SLA:

Described in Key-Systems KSregistry solution Version 1.0,